Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights”, “Experts”, “Representations and Warranties” (paragraph 4.1(f)) in the Combined Information Statement of Pioneer Securitized Income Fund and Prospectus for Pioneer Securitized Income Fund (one of the funds constituting Pioneer Series Trust IV) which is included in this Registration Statement on Form N-14.

We also consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information of Pioneer Securitized Income Fund (one of the funds constituting Pioneer Series Trust IV) which is included in this Registration Statement on Form N-14.

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus for Pioneer Securitized Income Fund which is included in this Registration Statement on Form N-14.

We consent to the reference to our firm under the caption “Financial Statements” in the Statement of Additional Information for Pioneer Securitized Income Fund which is included in this Registration Statement on Form N-14.

We also consent to the incorporation by reference of our report, dated October 8, 2020, on the financial statements and financial highlights of Pioneer Securitized Income Fund as of July 31, 2020, which are included in this Registration Statement on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 13, 2021